EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-57163, 333-00333, 333-21815, 333-47369, 333-68969, 333-82935, 333-38616, 333-53180, 333-97599, 333-100755, 333-101440, 333-138546 and 333-155566 on Form S-8, and Registration Statement No. 333-128130 on Form S-3 of our reports dated June 28, 2009, relating to the consolidated financial statements and financial statement schedule of Symmetricom, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109 during fiscal 2008), and the effectiveness of Symmetricom, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 28, 2009.

/s/ Deloitte & Touche LLP

San Jose, California

September 9, 2009